Tender Offer Request

Order Form- U.S. Investors

Document No.:	Client Account No.:

These Tender Offer Request Signature Pages (or "Signature Pages") relate to the client's (the "Client") redemption from one or more investment funds (each, a "Fund"). The term "Fund" or "Funds" as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term "Interest" refers to any unit of participation, share, or other form of interest issued by a Fund.

Client Account Details

Account Registration and Address

Account Classification

Taxpayer Identification No.

Account Number

Request Tender / Redemption Details

Fund Name:				
Effective Date	Cut-off Date	Channel	Tender Type ☐ Full ☐ Partial	Units (If Partial)

Payment – Cash

Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the Client's account

Signature

By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. . You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct.

Certification instructions.

☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Signature 1:

Signature 1 | Date

Signer's Name *(please print)* | Title

Signature 2:

Signature 2 | Date

Signer's Name *(please print)* | Title

Signature 3:

Signature 1 | Date

Signer's Name *(please print)* | Title

Signature 4:

Signature 4 | Date

Signer's Name *(please print)* | Title

Signature 5:

Signature 5 | Date

Signer's Name *(please print)* | Title

Signature 6:

Signature 6 | Date

Signer's Name *(please print)* | Title

Investment Professional Attestation

The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client's investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client's contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of Interests issued by each Fund in which the Client currently invests.

Investment Professional Name — Production No. / UST CAI No.:

Investment Professional Signature — Date